As filed with the Securities and Exchange Commission on March 12, 2010

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

Pall Corporation
(Exact Name of Registrant as Specified in Its Charter)

New York	11-1541330
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

25 Harbor Park Drive
Port Washington, New York 11050
(Address of Registrant’s Principal Executive Offices)
____________

Pall Corporation Management Stock Purchase Plan
(Full Title of the Plan)
____________

Sandra Marino, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050
516-484-5400
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
__________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Restricted Stock Units	150,000 units	$40.95	$6,142,500	$437.96
Common Stock, par value $.10 per share	150,000 shares	-	-	-

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Pall Corporation Management Stock Purchase Plan (the “Plan”) as the result of stock split, stock dividend or similar adjustment of the outstanding common stock of Pall Corporation (the “Registrant”).

(2)	With respect to the Registrant’s restricted stock units (“Restricted Stock Units”), estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on March 9, 2010.

(3)	With respect to the Registrant’s Common Stock, no registration fee is payable pursuant to rule 457(i). Each Restricted Stock Unit issued under the Plan is convertible, without payment of additional consideration, into one share of Common Stock being registered hereby.

Explanatory Note

     On November 18, 2009, the shareholders of the Registrant approved an amendment to the Plan, authorizing the issuance of an additional 150,000 shares of Common Stock under the Plan, increasing the aggregate Common Stock issuable under the Plan to 3,150,000. Pursuant to the Plan, each Restricted Stock Unit being registered hereby will, after a vesting period, entitle the holder to receive one share of Common Stock.

     The additional Restricted Stock Units and Common Stock to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statements on Form S-8 filed on December 16, 2003 (Registration No. 333-111218) and on March 13, 2009 (Registration No. 333-157951) (collectively, the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 150,000 Restricted Stock Units and 150,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, filed in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following documents are filed with or incorporated by reference into this Registration Statement:

3.1	Restated Certificate of Incorporation of the Registrant as amended through November 23, 1993 (incorporated by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 1994, filed with the Commission on October 21, 1994).

3.2	By-Laws of the Registrant as amended effective November 18, 2009 (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on November 23, 2009).

4.1	Pall Corporation Management Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the Commission on October 9, 2009).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 12th day of March, 2010.

PALL CORPORATION

By:	/s/ Eric Krasnoff
Eric Krasnoff
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Eric Krasnoff, Donald Stevens and Sandra Marino, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 12th day of March, 2010.

Signature	Title

/s/ Eric Krasnoff
Eric Krasnoff	Chairman, Chief Executive Officer and Director

/s/ Lisa McDermott
Lisa McDermott	Chief Financial Officer and Treasurer

/s/ Francis Moschella
Francis Moschella	Vice President – Corporate Controller
Chief Accounting Officer

/s/ Daniel J. Carroll, Jr.
Daniel J. Carroll, Jr.	Director

/s/ Robert B. Coutts
Robert B. Coutts	Director

/s/ Cheryl W. Grisé
Cheryl W. Grisé	Director

/s/ Ulric Haynes, Jr.
Ulric Haynes, Jr.	Director

/s/ Ronald Hoffman
Ronald Hoffman	Director

/s/ Dennis N. Longstreet
Dennis N. Longstreet	Director

/s/ Edwin W. Martin, Jr.
Edwin W. Martin, Jr.	Director

/s/ Katharine L. Plourde
Katharine L. Plourde	Director

/s/ Edward L. Snyder
Edward L. Snyder	Director

/s/ Edward Travaglianti
Edward Travaglianti	Director

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing	Page
3.1	Restated Certificate of Incorporation of the Registrant as amended through November 23, 1993.	Incorporated by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 1994, filed with the Commission on October 21, 1994.	--

3.2	By-Laws of the Registrant as amended effective November 18, 2009.	Incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on November 23, 2009.	--

4.3	Pall Corporation Management Stock Purchase Plan.	Incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the Commission on October 9, 2009.	--

23.1	Consent of KPMG LLP, Independent Auditors.	Filed herewith.

24.1	Power of Attorney (included on signature page).	Filed herewith.